Exhibit 10.24

LEASE

THIS LEASE is made this 28th day of July, 2010, between Brooklyn Arhaus, LLC, (“Lessor”), of 7700 Northfield Road, Walton Hills, Ohio 44146, and HOMEWORKS, INC., (“Lessee”), of 7700 Northfield Road, Walton Hills, Ohio 44146.

GRANT AND TERM

I. Premises:

In consideration of the rents, covenants and agreements herein contained, the Lessor hereby demises and leases unto the Lessee and the Lessee rents from the Lessor upon the terms herein contained, the building and real property located at 7440 Brookpark Road, Brooklyn, Ohio 44144 including approximately 2.6 acres of land and a building totaling 35,040 square feet (as is more fully described in Exhibit A).

II. Purpose and Term:

To have and to hold unto Lessee for its use as a retail store and warehouse, or other legal purpose. The initial term of this Lease shall begin on the 1st day of October, 2010, and end on the 30th day of September, 2025.

RENT

III. Rent:

Lessee covenants and agrees with Lessor to pay as rent during the term of the Lease the sum of Nineteen Thousand Nine Hundred and Ninety-Five Dollars ($19,995.00) per month, which shall be payable at the office of Lessor. Each installment of rent shall be due and payable on the first day of the month for which it is due.

IV. Common Areas

In addition to the monthly rent, Lessee shall pay all common area expenses which include, but are not limited to, janitorial service, cleaning materials, equipment, supplies, labor, equipment rental, landscaping, trash removal, maintenance of parking areas, removal of snow and ice, repair of parking area and common sidewalks.

V. Utilities:

Lessee covenants and agrees with Lessor to pay for, as and when due, all electric, gas, and water furnished to the leased premises during the term, including sewer charges, at the rates of the utility company or municipality supplying the service and according to the readings of the separate meters within the leased premises.

VI. Property Taxes:

Lessee will pay all real property taxes, assessments, and all fees incurred in connection therewith, which may be levied or paid by any lawful authority against the premises. If the amount of such taxes, assessments, costs and fees shall exceed, in any lease year, the amount of such taxes, assessments, costs and fees charged in the year this lease is executed, Lessee shall pay that increase.

POSSESSION, USE AND SURRENDER OF PREMISES

VII. Possession and Surrender:

Lessee shall take possession of the premises in the condition in which it exists at the beginning of the lease term, shall not permit it to be vacant during the term, and at the end of the term shall deliver all keys to Lessor and leave the premises broom clean and in as good condition as received, except for reasonable wear and tear. Any materials or waste left in the premises or the stock rooms by Lessee after the end of the term may be summarily removed by Lessor without notice to Lessee, and Lessee agrees to reimburse Lessor for the cost of such removal.

VIII. Use of Premises:

Lessee shall use and occupy the premises in a safe and careful manner, conforming to good housekeeping practices in the retail industry and to reasonable recommendations of fire insurance underwriters, without permitting or committing any waste. Lessee shall conform to and obey all laws, ordinances, rules, regulations, requirements and orders of all government bodies or authorities respecting its use of the premises. Lessee agrees not to use the premises in any manner deemed especially hazardous because of fire risk or otherwise.

IX. Removal of Trade Fixtures:

If Lessee shall not be in default hereunder, all trade fixtures and/or equipment installed in the premises by Lessee may, and if Lessor so requests, be removed at the end of the term, provided however, that Lessee shall repair at its own expense any damage or injury to the premises resulting from such removal.

MAINTENANCE OF THE PREMISES

X. Maintenance by Lessee:

Lessee covenants and agrees to keep and maintain the premises in a first class condition, order and repair, and, shall promptly make all maintenance, cleaning, repairs or replacements becoming necessary during the term including, but without limitation, maintenance of the roof, parking areas, driveways, structural elements of the premises, periodic cleaning and repair or replacement of windows, doors, glass, electrical, plumbing and sewage lines and fixtures within the premises, and all heating, air conditioning and ventilating equipment and ducts and vents attached thereto, including any of such equipment which may, with Lessor’s consent, be mounted on the roof of the premises, all interior walls, ceilings and all docks, fire extinguishers and building appliances of every kind. Lessee shall at all times maintain sufficient heat in the premises to prevent freezing of sprinkler and water lines. If Lessee installs or moves partitions or walls in the premises, Lessee shall also make, at its own expense hut subject to Lessor’s approval, all additions to or changes in location of heating, plumbing, sprinkler or electrical equipment in the premises made necessary by those installations. Lessee also covenants and agrees that in the event the HVAC system serving Lessee’s space needs to be replaced during the term of this Lease or any extension hereof, Lessee shall be solely responsible for the cost of the new HVAC system for Lessee’s space with no set-off.

XI. Lessor’s Right of Access:

Lessee covenants and agrees to permit Lessor to enter the premises at all reasonable or necessary times to examine their condition or to make repairs Lessor is required to make under this Lease, or that become necessary in the operation of Lessor’s property. Lessor shall have the right to show the premises to prospective purchasers at all reasonable times during the term, to prospective tenants at all reasonable times during the last six (6) months of the lease term, and to maintain a “for rent” sign on the exterior thereof during said six (6) month period, which sign shall not be removed or obscured by Lessee.

XII. Casualty Damage:

Lessor and Lessee agree that if the premises shall, without fault or neglect on Lessee’s part, be damaged or destroyed by fire or other casualty covered by the applicable policies of fire and extended coverage insurance, and such damage or destruction could reasonably be repaired within thirty (30) working days from the happening thereof, then Lessor shall proceed with all reasonable speed to repair such damage or destruction and to restore the premises as nearly as practicable to their condition immediately preceding such damage or destruction.

XIII. Performance by Lessor for Lessee:

In the event of Lessee’s failure to observe and perform any of its covenants or agreements under this Lease, Lessor may, after reasonable notice to Lessee, perform the same for Lessee in which event Lessee shall reimburse Lessor upon demand for the cost of such performance.

XIV. Liens:

If, because of any act or omission of Lessee or anyone claiming by, through, or under Lessee, any mechanic’s or other lien or order for the payment of money shall be filed against the premises or the property of which the premises are a part, or against Lessor (whether or not such lien or order is valid or enforceable as such), Lessee shall, at its own cost and expense, cause the same to be canceled and discharged of record within ninety (90) days after the date of filing thereof.

INSURANCE AND LIABILITY

XV. Indemnification and Insurance - Lessee’s Responsibility:

Lessee covenants and agrees to indemnify and hold Lessor free and harmless from and against any damage, loss or liability for injury to, or death of persons and/or loss or damage to property, not compensated for by Lessor’s insurance, occasioned by, growing out of, arising or resulting from Lessee’s default hereunder or from any act or omission of Lessee, its agents, employees or invitees. Lessee shall also during the term and at its own expense, carry public liability insurance with at least $1,000,000.00 personal injury and $500,000.00 property damage limits, with Lessor and, if requested by Lessor, any Mortgagee of Lessor, named as additional insured, and providing that the same shall not be modified, canceled or terminated without at least fifteen (15) days prior notice to Lessor. Lessee shall, at the Lessee’s cost and expense secure and maintain, insurance against loss or damage or injury to or destruction of the building on the leased premises resulting from fire, tornado, or from any hazard included in the so-called extended coverage endorsement in an aggregate amount at least equal to the full fair insurable value thereof. All premiums on such policy and any substitute policies herein required shall be paid by the Lessee. Lessee agrees that a certificate of insurance shall be deposited with Lessor at all times.

XVI. Lessor’s Nonliability:

Lessor shall have no responsibility for the care or safety of the personal or other property kept on the premises by Lessee, and shall not be liable for any damage caused directly or indirectly by acts or omissions of others, or by water or steam leaking, escaping or bursting from any sprinkler equipment, water, steam or other pipes, washstands, water tanks, or sewers in, above, under, upon or about the leased premises, or by water, snow or ice being upon or coming through the roof, windows, trap doors or otherwise.

EMINENT DOMAIN

XVII. Eminent Domain:

Appropriation of all the leased premises shall terminate this Lease as of the date thereof. If part, but not all of the leased premises shall be appropriated, and loss of the part appropriated would have significant detrimental effect on Lessee’s use of the premises or if the part appropriated includes thirty percent (30%) or more of the premises subject to this Lease, then Lessee shall have the right to cancel this Lease by written notice to Lessor given within fifteen (15) days after such appropriation. Lessee shall vacate the premises within a reasonable period, not exceeding six months after the giving of such notice and upon its vacation, this Lease shall terminate. If Lessee does not exercise its cancellation right, Lessor shall, at the expiration of the fifteen (15) day period, proceed with all reasonable dispatch to repair any damage to the premises caused by the appropriation, and Lessee shall be entitled to a reasonable adjustment in the rent accruing hereunder from the date of appropriation reflective of the diminished utility or ease of use of the premises to Lessee.

Lessee shall not be entitled to any part of an award or settlement of damages representing the value of the building appropriated, or any estate therein, or damage to the residue of the leased premises or other property of Lessor, it being agreed that as between Lessor and Lessee any such award shall be the sole property of Lessor. However, in any condemnation proceeding, Lessee may claim and receive compensation from the condemning authority for damage to its fixtures and for the cost of removal and damage by reason thereof. No appropriation of part or all of the leased premises, or cancellation of this Lease pursuant to this paragraph shall be deemed an eviction of Lessee, or a breach of any covenant of Lessor hereunder.

For purposes of this paragraph, the terms “appropriation” or “appropriated” shall mean a taking in condemnation proceedings by right of eminent domain, or a conveyance by Lessor to a public or quasi-public authority under threat of condemnation, and the date of appropriation shall be the date on which any such event occurs. Where a rent adjustment is provided for in this paragraph, the amount of the reduction shall be determined by multiplying the monthly rent by a fraction, the numerator shall be the area of space lost by the “appropriation” and the denominator shall be the total area of space leased by the Lessee prior to the “appropriation.”

DEFAULT

XVIII. Default by Lessee:

If Lessee shall at any time be in default in the payment of rent or other charges or in the performance of any of its agreements hereunder, and if such default relates to the payment of money, shall fail to remedy it within seven (7) days after written notice of such default by Lessor to Lessee, or if the default relates to matters other than the payment of money, fails to commence to remedy it within fifteen (15) days after written notice of such default by Lessor to Lessee and thereafter diligently to pursue correction thereof, or if a receiver of any property of Lessee on the premises be appointed, or Lessee’s interest in the premises is levied upon by legal process, or Lessee be adjudged bankrupt, and Lessee fails within ten (10) days to commence, and thereafter diligently to pursue, proceedings for the vacation of such appointment, levy, or adjudication, or if Lessee shall dispose of all or substantially all of its assets in bulk in a transaction not involving an assumption of Lessee’s obligations hereunder by the purchaser of such assets, or make an assignment for the benefit of its creditors then, and in any such instance, without further notice to Lessee, Lessor may enter upon the premises notwithstanding the provisions of this Lease, and in the event of such entry, Lessor may either:

a)

Terminate this Lease, in which event the obligations of Lessee hereunder shall cease, without prejudice however to the right of Lessor to recover from Lessee for rent or otherwise to the date of entry. If Lessee be adjudicated a bankrupt, Lessor shall, in lieu of such liquidated damages, be allowed a claim in the bankruptcy proceeding for future rent to the extent permitted by bankruptcy laws; or

b)

Enter upon the leased premises without terminating this Lease and relet the same in its own name for the account of Lessee for the remainder of the term (and thereafter for its own account) at the best rent then attainable, and immediately recover from Lessee any deficiency for the balance of the term between the amount for which the premises was relet and the rent provided hereunder.

MISCELLANEOUS

XIX. Quiet Enjoyment:

Lessor covenants and agrees that if Lessee pays the rent and other charges herein provided, and performs all the covenants and agreements herein stipulated to be performed on Lessee’s part, Lessee shall, at all times during the term, have the peaceable and quiet enjoyment and possession of the premises without any manner of hindrance from Lessor or any persons lawfully claiming under or through Lessor, except as to any portion of the premises that might be taken by eminent domain.

XX. Assignment and Subletting:

Lessee shall not assign this lease or sublet the premises.

XXI. Short Form Lease:

This Lease shall not be recorded, but upon the request of Lessor or Lessee, Lessee and Lessor shall execute a short form or memorandum thereof for recording purposes which shall contain sufficient information to protect Lessee or Lessor.

XXII. Subordination and Offset Certificate:

Lessee covenants and agrees, within ten (10) days after Lessor’s written request, to execute and deliver to Lessor:

a)

Any documents necessary to subordinate this Lease to the lien of any mortgage Lessor desires to place on the property of which the premises are a part, provided the mortgagee agrees to allow Lessee to remain in possession subject to the terms of this Lease, and/or;

b)

A certificate to any proposed mortgagee of the premises certifying that this Lease is in full force and effect and that there are no defenses or offsets thereto, on Lessee’s part, if such be the case, or if not, stating those claimed by Lessee, and stating the date to which rent has been paid.

XXIII. Holding Over:

If Lessee shall remain in possession of all or any part of the premises after the expiration of the terms of this Lease then Lessee shall be deemed a tenant of the premises from month to month. Any holding over by Lessee shall be upon and subject to all of the terms and conditions of this Lease except as to the term of this Lease, and rent for the period of such hold over tenancy shall be equal to the monthly rental rate as set forth in this lease.

XXIV. No Waiver:

No receipt of money by Lessor from Lessee with knowledge of a breach of any covenants of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of said premises shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit. No consent or waiver, express or implied, by Lessor to or for any other shall be construed as a consent or waiver to or for any other breach of the same or any other covenant, condition or duty to be observed by Lessee.

XXV. Force Majeure:

In the event that Lessor or Lessee shall be delayed, hindered in or prevented from the performance of any act required hereunder (other than payment of rent and other charges payable by Lessee) by failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be extended for a reasonable period in no event to exceed a period equivalent to the period of such delay.

XXVI. Notices:

Any notice required or permitted to be given to Lessee hereunder shall be sufficiently given, effective upon delivery or attempted delivery at the designated address, if in writing, addressed to Lessee, and hand delivered or mailed certified U.S. Mail, return receipt requested, to the premises or to such other address as Lessee may from time to time designate for that purpose in writing. Any notice required or permitted to be given to Lessor hereunder shall be deemed sufficiently given, effective upon delivery or attempted delivery at the designated address, if in writing, addressed to Lessor, and hand delivered or mailed certified U.S. Mail, return receipt requested to Lessor at said address given above or at such other address as Lessor may from time to time designate in writing to Lessee for that purpose.

INTERPRETATION

XXVII. Interpretation:

This Lease and all the covenants, provisions, and conditions herein contained shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties. The word “term” when used to refer to the period for which the premises and leased, shall be read as including the original term, and any period of holding over. Paragraph captions are for convenience only, and their presence or absence shall not be considered in the interpretation of this Lease.

IN WITNESS WHEREOF, this instrument has been executed by Lessor and Lessee as of the day and year first above written.

WITNESSES:	LESSOR:
Brooklyn Arhaus, LLC

/s/ John P. Reed
By: John P. Reed, Member

WITNESSES:	LESSEE:
HOMEWORKS, INC.,

/s/ William P. Lahiff
By: William P. Lahiff V.P., Chief Financial Officer

State of Ohio	)
) ss.
Cuyahoga County	)

Before me, a Notary Public, in and for said State, personally appeared the above named JOHN P. REED, Member of Brooklyn Arhaus, LLC, and WILLIAM P. LAHIFF, VP/CFO of HOMEWORKS, INC., who acknowledge that they have all requisite authority to act on behalf of their respective companies, and that they did sign the foregoing instrument and that the same was their free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at Walton Hills, Ohio this 20th day of July, 2010.

/s/ ALLAN G. CHURCHMACK
NOTARY PUBLIC